Exhibit 3

Directors and Executive Officers of
IDB Holding Corporation Ltd.
(as of June 30, 2011)

Citizenship is the same as country of address, unless otherwise noted.

Name & Address	Position	Current Principal Occupation
Nochi Dankner	Chairman of the Board of Directors	Chairman of IDB Holding, IDB Development, Discount Investment Corporation Ltd. and Clal Industries and Investments Ltd.; Businessman and director of companies.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Isaac Manor (*)	Deputy Chairman of the Board of Directors	Chairman of companies in the motor vehicle sector of the David Lubinski Ltd. group.
103 Kahanman Street,
Bnei Brak 51553, Israel

Arie Mientkavich	Vice Chairman of the Board of Directors	Chairman of Elron; Deputy Chairman of Gazit-Globe Ltd. and Chairman of Gazit-Globe Israel (Development) Ltd.
3 Azrieli Center, The Triangular Tower, 42nd floor, Tel-Aviv 67023, Israel
Zehava Dankner	Director	Director of companies.
64 Pinkas Street, Tel Aviv 62157, Israel

Lior Hannes	Director	Senior Executive Vice President of IDB Development; Chief Executive Officer of IDB Investments (U.K.) Ltd.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Refael Bisker	Director	Chairman of Property and Building Corporation Ltd.; Co-Chairman of Shufersal Ltd.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Jacob Schimmel	Director	Co-Managing Director of UKI Investments.
7 High field Gardens,
London NW11 9HD, United Kingdom

Shaul Ben-Zeev	Director	Chief Executive Officer of Avraham Livnat Ltd.
Taavura Junction, Ramle 72102, Israel

Eliahu Cohen	Director	Chief Executive Officer of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Dori Manor (*)	Director	Chief Executive Officer of companies in the motor vehicle sector of the David Lubinski Ltd. group.
103 Kahanman Street,
Bnei Brak 51553, Israel

Meir Rosenne	Director	Attorney.
8 Oppenheimer Street, Ramat Aviv,
Tel Aviv 69395, Israel

Shmuel Dor	External Director	Head of auditing of subsidiaries of Clalit Health Services
7 Tarad Street, Ramat Gan 52503, Israel

Zvi Dvoresky	External Director	Chief Executive Officer of Beit Kranot Trust Ltd.
3 Biram Street, Haifa 34986, Israel

Zvi Livnat	Director and Executive Vice President	Executive Vice President of IDB Holding; Deputy Chairman of IDB Development; Co-Chief Executive Officer of Clal Industries and Investments Ltd..
3 Azrieli Center, The Triangular Tower, 45th floor, Tel-Aviv 67023, Israel

Haim Gavrieli	Chief Executive Officer	Chief Executive Officer of IDB Holding; Executive Vice President of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Avi Fischer	Executive Vice President	Executive Vice President of IDB Holding; Deputy Chairman of IDB Development; Co-Chief Executive Officer of Clal Industries and Investments Ltd..
3 Azrieli Center, The Triangular Tower, 45th floor, Tel-Aviv 67023, Israel

Dr. Eyal Solganik	Chief Financial Officer	Chief Financial Officer of IDB Holding; Executive Vice President and Chief Financial Officer of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Haim Tabouch	Comptroller	Comptroller of IDB Holding; Vice President Comptrolling of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

(*)	Dual citizen of Israel and France.